WSFS Bank Center	WSFS Bank Place	1
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103

EXHIBIT 99.1
FOR IMMEDIATE RELEASE	Investor Relations Contact: Andrew Basile
(302) 504-9857; abasile@wsfsbank.com
October 23, 2023	Media Contact: Rebecca Acevedo
(215) 253-5566; racevedo@wsfsbank.com

WSFS REPORTS 3Q 2023 EPS OF $1.22 AND ROA OF 1.45%;
SOLID LOAN GROWTH, NIM OF 4.08%, AND FEE REVENUE INCREASE OF 9%;
CONTINUED STRONG LIQUIDITY AND CAPITAL LEVELS

Wilmington, DE — WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, today announced its financial results for the third quarter of 2023.
Selected financial results and metrics are as follows:

(Dollars in millions, except per share data)	3Q 2023	2Q 2023	3Q 2022
Net interest income	$182.6	$181.8	$176.8
Fee revenue	72.7	66.9	62.7
Total net revenue	255.3	248.7	239.5
Provision for credit losses	18.4	15.8	7.5
Noninterest expense	139.7	141.3	132.9
Net income attributable to WSFS	74.2	68.7	73.4
Pre-provision net revenue (PPNR)(1)	115.6	107.5	106.6
Earnings per share (EPS) (diluted)	1.22	1.12	1.16
Return on average assets (ROA) (a)	1.45%	1.36%	1.44%
Return on average equity (ROE) (a)	12.6	11.8	12.4
Fee revenue as % of total net revenue	28.4	26.8	26.1
Efficiency ratio	54.6	56.7	55.4
See “Notes”
GAAP results for the quarterly periods shown included the following items that are excluded from core results.

	3Q 2023		2Q 2023		3Q 2022
(Dollars in millions, except per share data)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)
Visa derivative valuation adjustment(2)	$0.8	$0.01	$0.6	$0.01	$2.3	$0.03
Corporate development and restructuring expense	0.1	—	2.8	0.03	2.6	0.03

(1) As used in this press release, PPNR is a non-GAAP financial measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) provision for credit losses. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(2) The Visa derivative valuation adjustment relates to our derivative liability established from the sale of 360,000 Visa Class B shares in 2Q 2020. The adjustment represents an expense to increase the liability and is included in Other income on the Summary Statements of Income.

WSFS Bank Center	WSFS Bank Place	2
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
CEO Commentary
Rodger Levenson, Chairman, President and CEO, said, "Our 3Q operating results reflect the continued optimization of the significant franchise investment over the past several years. Revenue growth was highlighted by solid quarterly loan growth of 3%, a NIM of 4.08%, and strong performance across our major fee businesses.
"While the Greater Philadelphia and Delaware regional economy continues to demonstrate resiliency, we anticipate continued uncertainty in the near-term outlook. In that regard, our balance sheet remains strong with an ACL coverage of 1.28%, significant liquidity capacity, and all regulatory capital ratios above “well-capitalized” levels.
"During the quarter, we were pleased to announce the expansion of our Wealth Management business in southern Delaware and the establishment of a new presence in Boca Raton, Florida with the acquisition of a registered investment advisory firm's business based in Rehoboth Beach, Delaware.
"In addition, WSFS was honored to be voted reader's pick as the Best Bank For Customer Service in 2023 in South Jersey Biz Magazine. This recognition is another tribute to our over 2,200 Associates who live our Mission: We Stand For Service every day."

WSFS Bank Center	WSFS Bank Place	3
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Highlights for 3Q 2023:
•Core EPS(3) was $1.23 flat from 3Q 2022.
•Core ROA(3) was 1.46% compared to 1.52% for 3Q 2022.
•Core PPNR(3) of $116.4 million, or 2.28% of average assets(3) compared to $111.4 million and 2.18%, respectively, for 3Q 2022.
•Net loan growth of 3% (11% annualized) from 2Q 2023 driven by growth across the commercial portfolio and our consumer partnership with Spring EQ.
•Customer deposits decreased by $363.3 million, or 2% (9% annualized) for the quarter, driven by a $306.1 million decrease primarily in transactional trust deposits, which tend to be large and short-term in nature.
•Net interest margin of 4.08% compared to 4.11% for 2Q 2023, reflects increasing deposit betas, partially offset by higher loan yields.
•Core fee revenue (noninterest income)(3) was a record $73.4 million, an increase of $6.0 million, across all major business lines, or 9% (not annualized), compared to 2Q 2023.
•Total net credit costs were $18.2 million, driven by overall net loan growth and portfolio migration. The ACL coverage ratio was 1.28%, flat from 2Q 2023.
•WSFS Bank capital ratios remain significantly above "well-capitalized" levels, with total risk-based capital of 14.43% and Common Equity Tier 1 of 13.26%.
•WSFS repurchased 386,900 shares of common stock at an average price of $40.67 per share, totaling an aggregate of $15.7 million. The Board of Directors also approved a quarterly cash dividend of $0.15 per share.

(3) As used in this press release, core EPS, core ROA, core PPNR, core PPNR as a percent of average assets, and core fee revenue (noninterest income) are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	4
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Third Quarter 2023 Discussion of Financial Results
Balance Sheet
The following table summarizes loan and lease balances and composition at September 30, 2023 compared to June 30, 2023 and September 30, 2022:

Loans and Leases
(Dollars in millions)	September 30, 2023		June 30, 2023		September 30, 2022
Commercial & industrial (C&I)	$4,590	37%	$4,533	37%	$4,445	38%
Commercial mortgage	3,646	29	3,553	29	3,280	28
Construction	1,043	8	955	7	1,028	9
Commercial small business leases	606	5	590	5	535	5
Total commercial loans and leases	9,885	79	9,631	78	9,288	80
Residential mortgage	873	7	847	7	802	7
Consumer	1,957	15	1,905	16	1,677	14
ACL	(176)	(1)	(172)	(1)	(146)	(1)
Net loans and leases	$12,539	100%	$12,211	100%	$11,621	100%
At September 30, 2023, WSFS’ net loan and lease portfolio increased $328.0 million, or 3% (11% annualized), when compared with June 30, 2023 due to increases of $92.9 million in commercial mortgage, $88.3 million in construction loans, $56.7 million in C&I, $51.9 million in consumer loans, primarily from Spring EQ (home equity loans), and $15.6 million in NewLane (commercial small business leases).
In line with our 2022-2024 Strategic Plan, the C&I portfolio (including owner-occupied real estate) continued to be our largest portfolio at 37% of net loans and leases. Additionally, our total commercial loan and lease portfolio continues to represent a majority of our lending portfolio at 79% of net loans and leases.
Net loans and leases at September 30, 2023 increased $918.2 million, or 8%, when compared with September 30, 2022. The increase was driven by increases of $365.3 million in commercial mortgage, $280.0 million in consumer loans, primarily from Spring EQ, $144.9 million in C&I, and $71.0 million in NewLane.

WSFS Bank Center	WSFS Bank Place	5
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
The following table summarizes customer deposit balances and composition at September 30, 2023 compared to June 30, 2023 and September 30, 2022:

Customer Deposits
(Dollars in millions)	September 30, 2023		June 30, 2023		September 30, 2022
Noninterest demand	$4,913	31%	$5,462	34%	$6,171	37%
Interest-bearing demand	3,028	19	2,969	18	3,462	21
Savings	1,681	10	1,815	11	2,266	14
Money market	4,560	29	4,375	27	3,740	22
Total core deposits	14,182	89	14,621	90	15,639	94
Customer time deposits	1,715	11	1,640	10	1,063	6
Total customer deposits	$15,897	100%	$16,261	100%	$16,702	100%
Total customer deposits decreased $363.3 million, or 2% (9% annualized), when compared with June 30, 2023, driven by a $306.1 million decrease primarily in transactional trust deposits, which tend to be large and short-term in nature.
Customer deposits decreased by $804.8 million from September 30, 2022 primarily driven by customer utilization of excess liquidity and $312.5 million lower transactional trust deposits.
Our deposit base remains highly diverse, with more than half of our customer deposits, or 55%, from our Commercial, Small Business and Wealth Management customer relationships. The loan to deposit ratio(4) was 79% at September 30, 2023, reflecting continued capacity to fund future loan growth. Our total protected deposits(5) were 72% of total customer deposits.
Core deposits were a strong 89% of total customer deposits, and no- and low-cost checking accounts represented a robust 50% of total customer deposits at September 30, 2023, with a weighted average cost of 35bps for the quarter.

(4) Ratio of net loans and leases to total customer deposits.
(5) Protected deposits include collateralized and FDIC insured deposits.

WSFS Bank Center	WSFS Bank Place	6
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Net Interest Income

	Three Months Ending
(Dollars in millions)	September 30, 2023	June 30, 2023	September 30, 2022
Net interest income before purchase accretion	$178.8	$178.5	$172.7
Purchase accounting accretion	3.8	3.3	4.1
Net interest income	$182.6	$181.8	$176.8

Net interest margin before purchase accretion	4.00%	4.03%	3.90%
Purchase accounting accretion	0.08	0.08	0.09
Net interest margin	4.08%	4.11%	3.99%
Net interest income increased $0.8 million, or less than 1% (not annualized), compared to 2Q 2023 and increased $5.8 million, or 3%, compared to 3Q 2022, primarily due to the benefits of our asset-sensitive balance sheet, partially offset by increasing deposit betas.
Net interest margin decreased 3bps from 2Q 2023, primarily due to increasing deposit betas, partially offset by higher loan yields. Net interest margin increased 9bps from 3Q 2022, primarily due to the benefits of our asset-sensitive balance sheet.
Total loan yields were 6.92%, an increase of 13bps compared to 2Q 2023. Total customer deposit costs were 1.38%, an increase of 22bps compared to 2Q 2023 and customer interest-bearing deposit costs were 2.05%, an increase of 30bps compared to 2Q 2023.

WSFS Bank Center	WSFS Bank Place	7
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Asset Quality
The following table summarizes asset quality metrics as of and for the period ended September 30, 2023 compared to June 30, 2023 and September 30, 2022.

(Dollars in millions)	September 30, 2023	June 30, 2023	September 30, 2022
Problem assets (6)	$543.4	$465.3	$472.9
Nonperforming assets	57.8	33.5	37.3
Delinquencies	110.8	72.8	69.3
Net charge-offs	14.3	13.1	3.2
Total net credit costs (recoveries) (r)	18.2	16.4	8.5
Problem assets to total Tier 1 capital plus ACL	23.61%	20.14%	23.17%
Classified assets to total Tier 1 capital plus ACL	16.11	15.37	15.14
Ratio of nonperforming assets to total assets	0.29	0.16	0.19
Ratio of nonperforming assets (excluding accruing TDRs) to total assets	—	—	0.10
Delinquencies to gross loans	0.87	0.59	0.59
Ratio of quarterly net charge-offs to average gross loans	0.45	0.43	0.11
Ratio of allowance for credit losses to total loans and leases (q)	1.28	1.28	1.14
Ratio of allowance for credit losses to nonaccruing loans	306	521	755
See “Notes”
While overall asset quality metrics remained near historically favorable levels, leading indicators reflected the impact of the slowing economy. Problem assets to total Tier 1 capital plus ACL ratio increased to 23.61% from June 30, 2023 due to downgrades in the Construction, Commercial Mortgage - Office, and C&I portfolios. Delinquencies increased $38.0 million, or 28 bps of gross loans compared to June 30, 2023 largely due to two multi-family loans and one healthcare loan. Total delinquencies to gross loans were 87 bps.
Nonperforming assets increased $24.2 million, or 13 bps of total assets compared to June 30, 2023 primarily driven by two unrelated C&I loans that experienced significant operational challenges.
Net charge-offs were $14.3 million, or 0.45% (annualized) of average gross loans during the quarter. Approximately 60% of these charge-offs can be attributed to the Upstart and NewLane portfolios, while the remaining charge-offs were mainly linked to the loans mentioned above.
Total net credit costs were $18.2 million in the quarter compared to $16.4 million in 2Q 2023. The ACL was $176.0 million as of September 30, 2023, an increase of $4.1 million from June 30, 2023. The increases in net credit costs and ACL from the prior quarter were due to overall net loan growth. The ACL coverage ratio was 1.28%, flat from June 30, 2023.

(6) Problem assets includes all criticized, classified, and nonperforming loans as well as other real estate owned (OREO).

WSFS Bank Center	WSFS Bank Place	8
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Core Fee Revenue
Fees continue to be resilient and well-diversified among various sources, including Wealth Management, Cash Connect®, traditional and other banking fees, capital markets and mortgage banking. Core fee revenue (noninterest income) of $73.4 million increased $6.0 million, or 9% (not annualized), compared to 2Q 2023, driven by increases of $2.0 million in core banking across consumer partnerships and BOLI income, $1.9 million in capital markets income, which can be uneven from period to period depending on market drivers, $1.2 million in Cash Connect® and $1.0 million in Wealth Management fees driven by Institutional Trust and Private Wealth Management.
Core fee revenue increased $8.5 million, or 13%, compared to 3Q 2022. The increase was primarily driven by a $5.8 million increase in Cash Connect®, $3.8 million in Wealth Management fees, and $2.8 million in capital markets fees, partially offset by a decrease of $3.7 million in core banking fees from lower returns on derivative collateral as a result of funding optimization and lower income from our consumer partnerships.
For 3Q 2023, our core fee revenue ratio(7) was 28.6% compared to 27.0% in 2Q 2023 and 26.8% in 3Q 2022.

(7) As used in this press release, core fee revenue ratio is a non-GAAP financial measure. This non-GAAP financial measure excludes certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	9
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Core Noninterest Expense(8)
Core noninterest expense of $139.6 million increased $1.1 million, or 1% (not annualized), compared to 2Q 2023. The increase is primarily due to $2.1 million in salaries and benefits and $1.0 million from Cash Connect® partially offset by decreases of $1.5 million in professional fees and $0.6 million in occupancy expenses.
Core noninterest expense increased $9.3 million, or 7%, compared to 3Q 2022. The increase is primarily due to $6.9 million in higher variable operating costs, driven by higher Cash Connect® funding costs from the rising interest rate environment, and $2.2 million from salaries and benefits.
Our core efficiency ratio(8) was 54.4% in 3Q 2023, compared to 55.5% in 2Q 2023 and 53.8% in 3Q 2022.
Income Taxes
We recorded a $22.9 million income tax provision in 3Q 2023, compared to $23.0 million in 2Q 2023 and $25.8 million in 3Q 2022.
The effective tax rate was 23.6% in 3Q 2023 compared to 25.1% in 2Q 2023 and 26.0% in 3Q 2022. The decrease in effective tax rate for 3Q 2023 compared to 2Q 2023 was primarily driven by favorable tax benefits projected from our Low Income Housing Tax Credit (LIHTC) investments and state taxes. The decrease in effective tax rate for 3Q 2023 compared to 3Q 2022 was primarily due to the favorable tax benefits described above and the impact of a discrete state tax item associated with the sale of the BMT Insurance Advisors business in 2022.

(8) As used in this press release, core noninterest expense and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	10
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Capital Management
Capital levels remain strong and are all substantially in excess of the “well-capitalized” regulatory benchmarks at September 30, 2023 with WSFS Bank’s Tier 1 leverage ratio of 10.72%, Common Equity Tier 1 capital ratio and Tier 1 capital ratio of 13.26%, and Total Risk-based capital ratio of 14.43%.
WSFS’ total stockholders’ equity decreased $71.9 million, or 3% (not annualized), during 3Q 2023. The decrease was primarily due to a decline in accumulated other comprehensive income (AOCI) of $124.7 million driven by market-value declines on investment securities due to the rising interest rate environment, capital returns of $24.9 million to stockholders, comprising $15.7 million from share repurchases and $9.2 million from quarterly dividends, and was partially offset by quarterly earnings of $74.2 million.
WSFS’ tangible common equity(9) decreased $76.1 million, or 6% (not annualized), compared to June 30, 2023. WSFS’ common equity to assets ratio was 11.19% at September 30, 2023, and our tangible common equity to tangible assets ratio(9) decreased by 27bps during the quarter to 6.49%, primarily due to the reasons described above.
At September 30, 2023, book value per share was $36.93, a decrease of $0.96, or 3% (not annualized), from June 30, 2023, and tangible common book value per share(9) was $20.33, a decrease of $1.12, or 5% (not annualized), from June 30, 2023.
During 3Q 2023, WSFS repurchased 386,900 shares of common stock for an aggregate of $15.7 million. As of September 30, 2023, WSFS has 5,582,593 shares, or approximately 9% of outstanding shares, remaining to repurchase under its current authorizations.
The Board of Directors approved a quarterly cash dividend of $0.15 per share of common stock. This dividend will be paid on November 17, 2023 to stockholders of record as of November 3, 2023.

(9) As used in this press release, tangible common equity, tangible common equity to tangible assets ratio and tangible common book value per share are non-GAAP financial measures. These non-GAAP financial measures exclude goodwill and intangible assets and the related tax-effected amortization. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	11
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Selected Business Segments (included in previous results):
Wealth Management
The Wealth Management segment provides a broad array of planning and advisory services, investment management, trust services, credit and deposit products to individual, corporate, and institutional clients through multiple integrated businesses.
Selected quarterly performance results and metrics are as follows:

(Dollars in millions)	September 30, 2023	June 30, 2023	September 30, 2022
Net interest income	$21.1	$21.5	$15.1
(Recovery of) provision for credit losses	(0.1)	(0.5)	—
Fee revenue	33.3	32.9	29.9
Noninterest expense(10)	24.5	24.3	24.2
Pre-tax income	30.0	30.5	20.9
Performance Metrics
Trust fee revenue (Institutional Services and BMT of DE)	$18.5	$17.5	$16.1
Private wealth management fee revenue	14.5	14.4	13.0
AUM/AUA(11)	77,560	67,877	61,393
Wealth Management pre-tax income decreased $0.5 million compared to 2Q 2023. The decrease was primarily attributable to a higher recovery of credit losses during the prior quarter. Fee revenue increased $0.4 million, or 1%, from 2Q 2023, primarily due to continued growth in Institutional Services. Total noninterest expense increased $0.2 million compared to 2Q 2023.
Wealth Management pre-tax income increased $9.1 million compared to 3Q 2022, driven by higher net interest income and fee revenue in Institutional Services and Private Wealth Management. Fee revenue increased $3.4 million compared to 3Q 2022 due to account growth in Institutional Services and AUM in Private Wealth Management. Total noninterest expense increased $0.3 million compared to 3Q 2022.
Net AUM of $8.1 billion at the end of 3Q 2023 was flat compared to 2Q 2023, and increased $0.8 billion compared to 3Q 2022. AUM balances over the period were primarily impacted by returns in broader equity and fixed income markets.

(10) Includes intercompany allocation of expense and excludes provision for credit losses.
(11) Represents Assets Under Management and Assets Under Administration.

WSFS Bank Center	WSFS Bank Place	12
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Cash Connect®
Cash Connect® is a premier provider of ATM vault cash, smart safe and cash logistics services in the United States, servicing non-bank ATMs and smart safes nationwide and supporting ATMs for WSFS Bank Customers with one of the largest branded ATM networks in our region.
Selected quarterly financial results and metrics are as follows:

(Dollars in millions)	September 30, 2023	June 30, 2023	September 30, 2022
Net revenue(12)	$18.0	$17.0	$12.8
Noninterest expense(13)	16.9	16.0	10.8
Pre-tax income	1.1	0.9	2.0
Performance Metrics
Cash managed	$1,517	$1,632	$1,706
Number of serviced non-bank ATMs and smart safes	33,860	34,325	34,285
Number of WSFS owned and branded ATMs	592	679	611
ROA	0.87%	0.72%	0.99%
Cash Connect® net revenue increased $1.0 million from 2Q 2023 driven by higher smart safe and managed services volume, the rising interest rate environment, and funding source optimization (offset by higher external funding expense). Noninterest expense increased $0.9 million compared to 2Q 2023 driven by higher external funding expense and armored carrier expense year-over-year. Pre-tax income increased $0.2 million compared to 2Q 2023, driven by higher smart safe and managed services volume. ROA increased 15bps from 2Q 2023 primarily due to the same reasons.
Net Revenue increased $5.2 million and noninterest expense increased $6.1 million compared to 3Q 2022 due to the reasons described above. Pre-tax income decreased $0.9 million compared to 3Q 2022, driven by increased insurance-related expense and personnel expense. ROA decreased 12bps from 3Q 2022 with lower pre-tax income.
At the end of 3Q 2023, Cash Connect® had approximately $1.5 billion in cash managed with 19% year-over-year growth in smart safe units. Cash Connect® continues to focus on investment in its growing product lines and expand these services across the country, alongside a wide network and strong pipeline of channel partners, retailers, and top-tier financial institutions.

(12) Includes intercompany allocation of income and net interest income.
(13) Includes intercompany allocation of expense.

WSFS Bank Center	WSFS Bank Place	13
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Third Quarter 2023 Earnings Release Conference Call
Management will conduct a conference call to review 3Q 2023 results at 1:00 p.m. Eastern Time (ET) on Tuesday, October 24, 2023. Interested parties may access the conference call live on our Investor Relations website (https://investors.wsfsbank.com). For those who cannot access the live conference call, a replay will be accessible shortly after the event concludes through our Investor Relations website.
About WSFS Financial Corporation
WSFS Financial Corporation is a multibillion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally-headquartered bank and trust company in the Greater Philadelphia and Delaware region. As of September 30, 2023, WSFS Financial Corporation had $20.0 billion in assets on its balance sheet and $77.6 billion in assets under management and administration. WSFS operates from 116 offices, 88 of which are banking offices, located in Pennsylvania (59), Delaware (40), New Jersey (14), Florida (1), Nevada (1) and Virginia (1) and provides comprehensive financial services including commercial banking, consumer banking, treasury management and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Bryn Mawr Capital Management, LLC, Bryn Mawr Trust®, The Bryn Mawr Trust Company of Delaware, Cash Connect®, NewLane Finance®, Powdermill® Financial Solutions, WSFS Institutional Services®, WSFS Mortgage®, and WSFS Wealth® Investments. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

WSFS Bank Center	WSFS Bank Place	14
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Forward-Looking Statements
This press release contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, difficult market conditions and unfavorable economic trends in the United States generally and in financial markets, particularly in the markets in which the Company operates and in which its loans are concentrated, including difficult and unfavorable conditions and trends related to housing markets, costs of living, unemployment levels, interest rates, supply chain issues, inflation, and economic growth; the impacts related to or resulting from recent bank failures and other economic and industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions; possible additional loan losses and impairment of the collectability of loans; the Company's level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs and complying with government-imposed foreclosure moratoriums; changes in market interest rates which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of the Company's investment securities portfolio; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial and industrial loans in the Company's loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company's operations and potential expenses associated with complying with such regulations; the Company's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms; possible changes in trade, monetary and fiscal policies and stimulus programs, laws and regulations and other activities of governments, agencies, and similar organizations, and the uncertainty of the short- and long-term impacts of such changes; any impairments of the Company's goodwill or other intangible assets; the discontinued publication of London Inter-Bank Offered Rate (LIBOR) and the transition to Secured Overnight Financing Rate (SOFR) as an alternative reference interest rate; the success of the Company's growth plans, including its plans to grow the commercial small business leasing, residential, small business and Small Business Administration (SBA) portfolios and wealth management business; the Company's ability to successfully integrate and fully realize the cost savings and other benefits of its acquisitions, manage risks related to business disruption following those acquisitions, and post-acquisition Customer acceptance of the Company's products and services and related Customer disintermediation; negative perceptions or publicity with respect to the Company generally and, in particular, the Company's trust and wealth management business; failure of the financial and operational controls of the Company's Cash Connect® and/or Wealth Management divisions; adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings; the Company's reliance on third parties for certain important functions, including the operation of its core systems, and any failures by such third parties; system failures or cybersecurity incidents or other breaches of the Company's network security, particularly given widespread remote working arrangements; the Company's ability to recruit and retain key Associates; the effects of problems encountered by other financial institutions that adversely affect the Company or the banking industry generally; the effects of weather, including climate change, and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability, armed conflicts, public health crises and man-made disasters including terrorist attacks; the effects of regional or national civil unrest (including any resulting branch or ATM closures or damage); possible changes in the speed of loan prepayments by the Company's Customers and loan origination or sales volumes; possible changes in the speed of prepayments of mortgage-backed securities (MBS) due to changes in the interest rate environment, and the related acceleration of premium amortization on prepayments in the event that prepayments accelerate; regulatory limits on the Company's ability to receive dividends from its subsidiaries and pay dividends to its stockholders; any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; any compounding effects or unexpected interaction of the risks discussed above; and other risks and uncertainties, including those discussed in the Company's Form 10-K for the year ended December 31, 2022, the Company's Form 10-Q for the quarterly period ended March 31, 2023, the Company's Form 10-Q for the quarterly period ended June 30, 2023 and other documents filed by the Company with the Securities and Exchange Commission from time to time.
The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this press release, the terms "WSFS," "the Company," "registrant," "we," "us," and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise.

WSFS Bank Center	WSFS Bank Place	15
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited)

	Three months ended			Nine months ended
(Dollars in thousands, except per share data)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Interest income:
Interest and fees on loans	$218,903	$207,884	$152,887	$620,511	$401,110
Interest on mortgage-backed securities	26,654	27,130	28,338	81,310	78,828
Interest and dividends on investment securities	2,180	2,182	1,981	6,599	4,642
Other interest income	3,402	4,573	3,359	10,871	6,142
	251,139	241,769	186,565	719,291	490,722
Interest expense:
Interest on deposits	57,255	50,054	6,643	142,501	13,537
Interest on Federal Home Loan Bank advances	167	1,597	42	5,135	42
Interest on senior and subordinated debt	2,453	2,334	2,061	7,360	5,939
Interest on trust preferred borrowings	1,764	1,635	951	4,954	2,146
Interest on other borrowings	6,898	4,307	37	12,365	54
	68,537	59,927	9,734	172,315	21,718
Net interest income	182,602	181,842	176,831	546,976	469,004
Provision for credit losses	18,414	15,830	7,454	63,255	34,693
Net interest income after provision for credit losses	164,188	166,012	169,377	483,721	434,311
Noninterest income:
Credit/debit card and ATM income	14,869	14,430	10,993	42,660	27,446
Investment management and fiduciary revenue	32,720	32,379	29,504	95,575	90,877
Deposit service charges	6,534	6,277	6,262	18,850	18,158
Mortgage banking activities, net	1,254	1,304	1,420	3,680	6,529
Loan and lease fee income	1,621	1,190	1,425	4,183	4,457
Unrealized (loss) gain on equity investment, net	(5)	—	—	(9)	5,988
Bank-owned life insurance income	1,697	760	195	3,967	674
Other income	13,978	10,531	12,852	33,760	41,125
	72,668	66,871	62,651	202,666	195,254
Noninterest expense:
Salaries, benefits and other compensation	74,453	72,367	72,294	219,669	211,413
Occupancy expense	9,529	10,132	9,699	30,069	30,393
Equipment expense	10,563	10,810	9,913	31,165	30,674
Data processing and operations expense	4,867	4,771	5,362	14,362	16,009
Professional fees	4,612	6,118	3,561	15,169	12,285
Marketing expense	2,049	2,165	2,082	5,930	4,985
FDIC expenses	2,534	2,863	1,540	7,979	4,399
Loan workout and other credit costs	(189)	536	1,001	292	1,103
Corporate development expense	113	2,796	1,248	3,649	41,679
Restructuring expense	—	(26)	1,344	(787)	22,792
Other operating expenses	31,158	28,721	24,873	86,490	65,691
	139,689	141,253	132,917	413,987	441,423
Income before taxes	97,167	91,630	99,111	272,400	188,142
Income tax provision	22,904	23,035	25,767	66,880	49,929
Net income	74,263	68,595	73,344	205,520	138,213
Less: Net income (loss) attributable to noncontrolling interest	97	(83)	(38)	272	287
Net income attributable to WSFS	$74,166	$68,678	$73,382	$205,248	$137,926
Diluted earnings per share of common stock:	$1.22	$1.12	$1.16	$3.34	$2.15
Weighted average shares of common stock outstanding for fully diluted EPS	61,039,317	61,414,273	63,227,983	61,367,802	64,282,992
See “Notes”

WSFS Bank Center	WSFS Bank Place	16
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited) - continued

	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Performance Ratios:
Return on average assets (a)	1.45%	1.36%	1.44%	1.36%	0.89%
Return on average equity (a)	12.64	11.81	12.40	11.89	7.41
Return on average tangible common equity (a)(o)	23.19	21.66	22.78	22.03	13.27
Net interest margin (a)(b)	4.08	4.11	3.99	4.15	3.46
Efficiency ratio (c)	54.64	56.71	55.37	55.12	66.33
Noninterest income as a percentage of total net revenue (b)	28.42	26.85	26.10	26.98	29.34
See “Notes”

WSFS Bank Center	WSFS Bank Place	17
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022
Assets:
Cash and due from banks	$260,200	$723,034	$443,104
Cash in non-owned ATMs	345,754	386,176	582,784
Investment securities, available-for-sale	3,691,541	3,954,918	4,153,615
Investment securities, held-to-maturity	1,068,871	1,079,768	1,121,895
Other investments	39,466	40,309	54,742
Net loans and leases (e)(f)(l)	12,539,062	12,211,112	11,620,866
Bank owned life insurance	101,424	101,108	101,061
Goodwill and intangibles	1,008,472	1,004,278	1,016,413
Other assets	986,202	884,988	890,907
Total assets	$20,040,992	$20,385,691	$19,985,387
Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$4,913,517	$5,462,461	$6,170,776
Interest-bearing deposits	10,983,747	10,798,060	10,531,250
Total customer deposits	15,897,264	16,260,521	16,702,026
Brokered deposits	89,105	167,435	23,182
Total deposits	15,986,369	16,427,956	16,725,208
Other borrowings	917,833	899,493	374,367
Other liabilities	901,412	750,858	784,981
Total liabilities	17,805,614	18,078,307	17,884,556
Stockholders’ equity of WSFS	2,242,795	2,314,659	2,103,593
Noncontrolling interest	(7,417)	(7,275)	(2,762)
Total stockholders' equity	2,235,378	2,307,384	2,100,831
Total liabilities and stockholders' equity	$20,040,992	$20,385,691	$19,985,387
Capital Ratios:
Equity to asset ratio	11.19%	11.35%	10.53%
Tangible common equity to tangible asset ratio (o)	6.49	6.76	5.73
Common equity Tier 1 capital (required: 4.5%; well capitalized: 6.5%) (g)	13.26	13.68	12.38
Tier 1 leverage (required: 4.00%; well-capitalized: 5.00%) (g)	10.72	10.83	9.76
Tier 1 risk-based capital (required: 6.00%; well-capitalized: 8.00%) (g)	13.26	13.68	12.38
Total risk-based capital (required: 8.00%; well-capitalized: 10.00%) (g)	14.43	14.85	13.34
Asset Quality Indicators:
Nonperforming assets:
Nonaccruing loans (t)	$57,460	$33,003	$19,369
Troubled debt restructurings (accruing)	—	—	17,108
Assets acquired through foreclosure	298	527	840
Total nonperforming assets	$57,758	$33,530	$37,317
Past due loans (h)	$14,357	$13,571	$24,754
Troubled loans	78,186	51,129	—
Allowance for credit losses	175,996	171,877	146,205
Ratio of nonperforming assets to total assets	0.29%	0.16%	0.19%
Ratio of nonperforming assets (excluding accruing TDRs) to total assets	—	—	0.10
Ratio of allowance for credit losses to total loans and leases (q)	1.28	1.28	1.14
Ratio of allowance for credit losses to nonaccruing loans	306	521	755
Ratio of quarterly net charge-offs to average gross loans (a)(e)(i)(n)	0.45	0.43	0.11
Ratio of year-to-date net charge-offs to average gross loans (a)(e)(i)(n)	0.43	0.41	0.11
See “Notes”

WSFS Bank Center	WSFS Bank Place	18
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET (Unaudited)

(Dollars in thousands)	Three months ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)
Assets:
Interest-earning assets:
Loans: (e) (j)
Commercial loans and leases (p)	$5,107,501	$90,098	7.01%	$5,051,292	$86,073	6.85%	$4,895,972	$67,060	5.45%
Commercial real estate loans (s)	4,611,968	82,040	7.06	4,484,162	78,018	6.98	4,262,599	53,096	4.94
Residential mortgage	841,510	10,698	5.09	804,390	9,384	4.67	769,151	8,379	4.36
Consumer loans	1,940,418	34,972	7.15	1,907,294	33,508	7.05	1,594,673	23,384	5.82
Loans held for sale	54,072	1,095	8.03	45,766	901	7.90	66,103	968	5.81
Total loans and leases	12,555,469	218,903	6.92	12,292,904	207,884	6.79	11,588,498	152,887	5.24
Mortgage-backed securities (d)	4,602,107	26,654	2.32	4,766,207	27,130	2.28	5,243,169	28,338	2.16
Investment securities (d)	364,565	2,180	2.64	370,530	2,182	2.62	361,113	1,981	2.57
Other interest-earning assets	251,273	3,402	5.37	345,791	4,573	5.30	460,124	3,359	2.90
Total interest-earning assets	$17,773,414	$251,139	5.61%	$17,775,432	$241,769	5.46%	$17,652,904	$186,565	4.21%
Allowance for credit losses	(173,052)			(170,968)			(143,943)
Cash and due from banks	277,780			255,590			242,734
Cash in non-owned ATMs	363,131			387,889			603,780
Bank owned life insurance	101,411			101,031			100,863
Other noninterest-earning assets	1,922,080			1,872,610			1,779,411
Total assets	$20,264,764			$20,221,584			$20,235,749
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Interest-bearing demand	$2,955,613	$7,156	0.96%	$3,039,257	$6,525	0.86%	$3,370,158	$2,179	0.26%
Savings	1,750,809	1,521	0.34	1,873,572	1,342	0.29	2,287,227	185	0.03
Money market	4,499,909	34,639	3.05	4,137,867	27,898	2.70	3,833,113	2,907	0.30
Customer time deposits	1,661,885	12,828	3.06	1,578,615	10,597	2.69	1,083,290	1,230	0.45
Total interest-bearing customer deposits	10,868,216	56,144	2.05	10,629,311	46,362	1.75	10,573,788	6,501	0.24
Brokered deposits	88,594	1,111	4.98	307,515	3,692	4.82	24,184	142	2.33
Total interest-bearing deposits	10,956,810	57,255	2.07	10,936,826	50,054	1.84	10,597,972	6,643	0.25
Federal Home Loan Bank advances	11,576	167	5.72	123,297	1,597	5.20	4,979	42	3.35
Trust preferred borrowings	90,557	1,764	7.73	90,511	1,635	7.25	90,361	951	4.18
Senior and subordinated debt	218,304	2,453	4.49	218,247	2,334	4.28	248,332	2,061	3.32
Other borrowed funds	604,156	6,898	4.53	390,576	4,307	4.42	39,745	37	0.37
Total interest-bearing liabilities	$11,881,403	$68,537	2.29%	$11,759,457	$59,927	2.04%	$10,981,389	$9,734	0.35%
Noninterest-bearing demand deposits	5,248,931			5,458,676			6,319,755
Other noninterest-bearing liabilities	813,858			674,300			589,817
Stockholders’ equity of WSFS	2,327,853			2,332,147			2,347,178
Noncontrolling interest	(7,281)			(2,996)			(2,390)
Total liabilities and equity	$20,264,764			$20,221,584			$20,235,749
Excess of interest-earning assets over interest-bearing liabilities	$5,892,011			$6,015,975			$6,671,515
Net interest and dividend income		$182,602			$181,842			$176,831
Interest rate spread			3.32%			3.42%			3.86%
Net interest margin			4.08%			4.11%			3.99%
See “Notes”

WSFS Bank Center	WSFS Bank Place	19
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

(Dollars in thousands, except per share data)	Three months ended			Nine months ended
Stock Information:	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Market price of common stock:
High	$45.40	$40.54	$51.76	$51.77	$56.30
Low	35.02	29.59	37.40	29.59	37.03
Close	36.50	37.72	46.46	36.50	46.46
Book value per share of common stock	36.93	37.89	33.96
Tangible common book value per share of common stock (o)	20.33	21.45	17.55
Number of shares of common stock outstanding (000s)	60,728	61,093	61,949
Other Financial Data:
One-year repricing gap to total assets (k)	0.41%	2.50%	8.82%
Weighted average duration of the MBS portfolio	6.0 years	5.8 years	6.0 years
Unrealized losses on securities available for sale, net of taxes	$(678,413)	$(550,890)	$(597,734)
Number of Associates (FTEs) (m)	2,224	2,219	2,150
Number of offices (branches, LPO’s, operations centers, etc.)	116	114	119
Number of WSFS owned and branded ATMs	592	679	611
Notes:
(a)Annualized.
(b)Computed on a fully tax-equivalent basis.
(c)Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)Includes securities held-to-maturity (at amortized cost) and securities available-for-sale (at fair value).
(e)Net of unearned income.
(f)Net of allowance for credit losses.
(g)Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries. Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.
(h)Accruing loans which are contractually past due 90 days or more as to principal or interest. Balance includes student loans, which are U.S. government guaranteed with little risk of credit loss.
(i)Excludes loans held for sale.
(j)Nonperforming loans are included in average balance computations.
(k)The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(l)Includes loans held for sale and reverse mortgages.
(m)Includes seasonal Associates, when applicable.
(n)Excludes reverse mortgage loans.
(o)The Company uses non-GAAP (United States Generally Accepted Accounting Principles) financial information in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP financial measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(p)Includes commercial & industrial loans and commercial small business leases.
(q)Represents amortized cost basis for loans, leases and held-to-maturity securities.
(r)Includes provision for credit losses, loan workout expenses, OREO expenses and other credit costs.
(s)Includes commercial mortgage and commercial construction loans.
(t)Includes nonaccruing troubled loans beginning in 2023 and nonaccruing troubled debt restructurings prior to 2023.

WSFS Bank Center	WSFS Bank Place	20
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Dollars in thousands, except per share data)
(Unaudited)

Non-GAAP Reconciliation (o):	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net interest income (GAAP)	$182,602	$181,842	$176,831	$546,976	$469,004
Core net interest income (non-GAAP)	182,602	181,842	176,831	546,976	469,004
Noninterest income (GAAP)	72,668	66,871	62,651	202,666	195,254
(Plus)/less: Unrealized (loss) gain on equity investments, net	(5)	—	—	(9)	5,988
Plus: Visa derivative valuation adjustment	(750)	(552)	(2,285)	(1,855)	(2,285)
Core fee revenue (non-GAAP)	$73,423	$67,423	$64,936	$204,530	$191,551
Core net revenue (non-GAAP)	$256,025	$249,265	$241,767	$751,506	$660,555
Core net revenue (non-GAAP)(tax-equivalent)	$256,412	$249,633	$242,327	$752,904	$661,771
Noninterest expense (GAAP)	$139,689	$141,253	$132,917	$413,987	$441,423
Less: Corporate development expense	113	2,796	1,248	3,649	41,679
(Plus)/less: Restructuring expense	—	(26)	1,344	(787)	22,792
Core noninterest expense (non-GAAP)	$139,576	$138,483	$130,325	$411,125	$376,952
Core efficiency ratio (non-GAAP)	54.4%	55.5%	53.8%	54.6%	57.0%
Core fee revenue ratio (non-GAAP) (b)	28.6%	27.0%	26.8%	27.2%	28.9%

	End of period
	September 30, 2023	June 30, 2023	September 30, 2022
Total assets (GAAP)	$20,040,992	$20,385,691	$19,985,387
Less: Goodwill and other intangible assets	1,008,472	1,004,278	1,016,413
Total tangible assets (non-GAAP)	$19,032,520	$19,381,413	$18,968,974
Total stockholders’ equity of WSFS (GAAP)	$2,242,795	$2,314,659	$2,103,593
Less: Goodwill and other intangible assets	1,008,472	1,004,278	1,016,413
Total tangible common equity (non-GAAP)	$1,234,323	$1,310,381	$1,087,180

Tangible common book value per share:
Book value per share (GAAP)	$36.93	$37.89	$33.96
Tangible common book value per share (non-GAAP)	20.33	21.45	17.55
Tangible common equity to tangible assets:
Equity to asset ratio (GAAP)	11.19%	11.35%	10.53%
Tangible common equity to tangible assets ratio (non-GAAP)	6.49	6.76	5.73

WSFS Bank Center	WSFS Bank Place	21
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GAAP net income attributable to WSFS	$74,166	$68,678	$73,382	$205,248	$137,926
Plus/(less): Pre-tax adjustments: Unrealized (loss)/gain on equity investments, net, Visa derivative valuation adjustment, and corporate development and restructuring expense	868	3,322	4,877	4,726	60,768
(Plus)/less: Tax impact of pre-tax adjustments	(232)	(798)	(750)	(1,293)	(13,294)
Adjusted net income (non-GAAP) attributable to WSFS	$74,802	$71,202	$77,509	$208,681	$185,400

GAAP return on average assets (ROA)	1.45%	1.36%	1.44%	1.36%	0.89%
Plus/(less): Pre-tax adjustments: Unrealized (loss)/gain on equity investments, net, Visa derivative valuation adjustment, and corporate development and restructuring expense	0.02	0.07	0.10	0.03	0.39
(Plus)/less: Tax impact of pre-tax adjustments	(0.01)	(0.02)	(0.02)	(0.01)	(0.08)
Core ROA (non-GAAP)	1.46%	1.41%	1.52%	1.38%	1.20%

Earnings per share (diluted) (GAAP)	$1.22	$1.12	$1.16	$3.34	$2.15
Plus/(less): Pre-tax adjustments: Unrealized (loss)/gain on equity investments, net, Visa derivative valuation adjustment, and corporate development and restructuring expense	0.01	0.05	0.08	0.08	0.95
(Plus)/less: Tax impact of pre-tax adjustments	—	(0.01)	(0.01)	(0.02)	(0.22)
Core earnings per share (non-GAAP)	$1.23	$1.16	$1.23	$3.40	$2.88

Calculation of return on average tangible common equity:
GAAP net income attributable to WSFS	$74,166	$68,678	$73,382	$205,248	$137,926
Plus: Tax effected amortization of intangible assets	2,984	2,884	2,906	8,748	8,827
Net tangible income (non-GAAP)	$77,150	$71,562	$76,288	$213,996	$146,753
Average stockholders’ equity of WSFS	$2,327,853	$2,332,147	$2,347,178	$2,307,002	$2,489,860
Less: Average goodwill and intangible assets	1,007,803	1,006,972	1,018,592	1,008,463	1,011,306
Net average tangible common equity	$1,320,050	$1,325,175	$1,328,586	$1,298,539	$1,478,554
Return on average tangible common equity (non-GAAP)	23.19%	21.66%	22.78%	22.03%	13.27%

WSFS Bank Center	WSFS Bank Place	22
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Calculation of PPNR:
Net income (GAAP)	$74,263	$68,595	$73,344	$205,520	$138,213
Plus: Income tax provision	22,904	23,035	25,767	66,880	49,929
Plus: Provision for credit losses	18,414	15,830	7,454	63,255	34,693
PPNR (non-GAAP)	$115,581	$107,460	$106,565	$335,655	$222,835
Plus/(less): Pre-tax adjustments: Unrealized (loss)/gain on equity investments, net, Visa derivative valuation adjustment, and corporate development and restructuring expense	868	3,322	4,877	4,726	60,768
Core PPNR (non-GAAP)	$116,449	$110,782	$111,442	$340,381	$283,603

Calculation of core PPNR to average assets:
Core PPNR (non-GAAP)	$116,449	$110,782	$111,442	$340,381	$283,603
Total average assets	20,264,764	20,221,584	20,235,749	20,163,889	20,661,638
Core PPNR to average assets	2.28%	2.20%	2.18%	2.26%	1.84%